Exhibit 99.1

AssetMark Reports Record $61.6B Platform Assets for Fourth Quarter and Full Year 2019

CONCORD, Calif., February 26, 2020 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial and Operational Highlights

•	Net loss for the quarter was $2.7 million, or $0.04 per share.
•	Adjusted net income for the quarter was $19.7 million, or $0.27 per share, on total revenue of $111.0 million.
•	Adjusted EBITDA for the quarter was $29.3 million, or 26.4% of total revenue.
•	Platform assets increased 37.3% year-over-year and 6.4% quarter-over-quarter to $61.6 billion, aided by quarterly net flows of $1.1 billion and market impact net of fees of $2.6 billion.
•

Net flows for the quarter were $1.7 billion when excluding GFPC’s advisor-managed business. $600 million of redemptions were from GFPC’s advisor-managed business, which yields nominal revenue to AssetMark.

•	Annual net flows as a percentage of beginning-of-year platform assets were 12.0%.
•

More than 2,700 new households and over 200 new producing advisors joined the AssetMark platform during the fourth quarter. In total, as of December 31, 2019, there were over 7,900 advisors (over 2,200 were engaged advisors) and nearly 162,000 investor households on the AssetMark platform.

•	We realized 25.2% annualized production lift from existing advisors for the fourth quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“AssetMark ended 2019 with positive momentum, driven by strong financial and operating results in the fourth quarter. Our quarterly results were highlighted by double digit year-over-year growth in revenue, adjusted EBITDA and adjusted net income,” said Charles Goldman, President and CEO. “This past year was momentous for AssetMark, our advisors and our associates. From a business standpoint, we launched important enhancements to help advisors serve and attract clients, positioning us to grow and expand share of wallet from our existing advisors. From an operational perspective, we added over $16 billion in assets to our platform in 2019, driven by strong equity markets and net flows of $5.4 billion for the year ended December 31, 2019 (or 12.0% as a percentage of beginning-of-year platform assets). Additionally, we added over 890 new producing advisors, over 390 engaged advisors and over 28,000 households in 2019.  Lastly, from a financial viewpoint, we experienced continued success driving scale as evidenced by 180 bps of adjusted EBITDA margin expansion in 2019.”

Goldman concluded, “We have only begun to scratch the surface of a large and growing total addressable market and are well positioned to add market share. In 2020, we will continue to focus on executing our strategy by enhancing our holistic offering of technology, investments and services and support; growing our presence in adjacent channels; and expanding margins through organic growth and scale in the business.”

Fourth Quarter 2019 Key Operating Metrics

	4Q19	4Q18	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	57,902	47,868	21.0%
Net flows (millions of dollars)	1,108	1,111	(0.3%)
Market impact net of fees (millions of dollars)	2,598	(4,124)	NM
Acquisition impact (millions of dollars)	-	-	NM
Platform assets (at period-end) (millions of dollars)	61,608	44,855	37.3%
Net flows lift (% of beginning of year platform assets)	2.5%	2.6%	(10 bps)
Advisors (at period-end)	7,958	7,573	5.1%
Engaged advisors (at period-end)	2,230	1,837	21.4%
Assets from engaged advisors (at period-end) (millions of dollars)	54,853	38,495	42.5%
Households (at period-end)	162,225	133,947	21.1%
New producing advisors	213	214	(0.5%)
Production lift from existing advisors (annualized %)	25.2%	19.4%	580 bps
Assets in custody at ATC (at period-end) (millions of dollars)	43,393	31,767	36.6%
ATC client cash (at period-end) (millions of dollars)	1,876	1,612	16.4%

Financial metrics:
Total revenue (millions of dollars)	111	97	14.0%
Net income (loss) (millions of dollars)	(2.7)	8.0	NM
Net income (loss) margin (%)	(2.5%)	8.2%	(1070 bps)
Capital expenditure (millions of dollars)	6.2	5.5	11.9%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	29.3	22.0	33.1%
Adjusted EBITDA margin (%)	26.4%	22.6%	380 bps
Adjusted net income (millions of dollars)	19.7	14.2	38.0%

Note: Percentage variance based on actual numbers, not rounded results

Full Year 2019 Key Operating Metrics

	2019	2018	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	44,855	42,385	5.8%
Net flows (millions of dollars)	5,389	5,916	(8.9%)
Market impact net of fees (millions of dollars)	7,575	(3,446)	NM
Acquisition impact (millions of dollars)	3,789	-	NM
Platform assets (at period-end) (millions of dollars)	61,608	44,855	37.3%
Net flows lift (% of beginning of year platform assets)	12.0%	14.0%	(200 bps)
Advisors (at period-end)	7,958	7,573	5.1%
Engaged advisors (at period-end)	2,230	1,837	21.4%
Assets from engaged advisors (at period-end) (millions of dollars)	54,853	38,495	42.5%
Households (at period-end)	162,225	133,947	21.1%
New producing advisors	894	910	(1.8%)
Production lift from existing advisors	24.4%	22.1%	230 bps
Assets in custody at ATC (at period-end) (millions of dollars)	43,393	31,767	36.6%
ATC client cash (at period-end) (millions of dollars)	1,876	1,612	16.4%

Financial metrics:
Total revenue (millions of dollars)	418	364	14.9%
Net income (loss) (millions of dollars)	(0.4)	37.4	NM
Net income (loss) margin (%)	(0.1%)	10.3%	(1040 bps)
Capital expenditure (millions of dollars)	22.5	17.4	29.2%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	109.9	88.9	23.5%
Adjusted EBITDA margin (%)	26.3%	24.5%	180 bps
Adjusted net income (millions of dollars)	66.1	60.8	8.8%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its fourth quarter and full year 2019 results.  In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: February 26, 2020
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•	Phone: 866-211-4156 (international dial-in: 647-689-6721); password: 2467238
•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from February 26, 2020.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $61.6 billion in platform assets as of December 31, 2019 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data and par value)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$96,341	$105,354
Restricted cash	9,000	7,000
Investments, at fair value	7,275	333
Fees and other receivables, net	9,679	8,760
Income tax receivable, net	3,994	918
Other current assets	6,565	4,391
Total current assets	132,854	126,756
Property, plant and equipment, net	7,067	7,040
Capitalized software, net	69,814	72,644
Other intangible assets, net	651,915	642,420
Goodwill	327,310	298,415
Total assets	$1,188,960	$1,147,275
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$967	$730
Accrued liabilities and other current liabilities	40,610	38,200
Current portion of long-term debt	—	2,305
Current portion of acquisition earn-out	—	8,000
Total current liabilities	41,577	49,235
Long-term debt, net	121,692	242,817
Other long-term liabilities	16,440	5,097
Deferred income tax liabilities, net	150,390	151,115
Total long-term liabilities	288,522	399,029
Total liabilities	330,099	448,264
Commitments and contingencies	—	—
Stockholders' equity:
Common stock, $0.001 par value (675,000,000 shares authorized, and 72,390,080 and 66,150,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively)	72	66
Additional paid-in capital	796,406	635,096
Retained earnings	62,383	63,846
Accumulated other comprehensive income, net of tax	—	3
Total stockholders' equity	858,861	699,011
Total liabilities and stockholders' equity	$1,188,960	$1,147,275

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three months end December 31,		Years ended December 31,
(in thousands)	2019	2018	2019	2018
Revenue:
Asset-based revenue	$ 101,171	$ 89,208	$ 377,718	$ 338,031
Spread-based revenue	8,589	6,515	34,586	20,403
Other revenue	1,248	1,689	5,632	5,200
Total revenue	111,008	97,412	417,936	363,634
Operating expenses:
Asset-based expenses	32,726	31,704	125,985	116,763
Spread-based expenses	1,385	444	5,014	1,671
Employee compensation	45,571	28,173	154,999	107,091
General and operating expenses	16,573	12,892	58,028	45,383
Professional fees	3,506	3,473	14,084	10,139
Depreciation and amortization	8,324	6,805	30,356	26,104
Total operating expenses	108,085	83,491	388,466	307,151
Other income	(1,089)	—	(1,089)	—
Interest expense	1,702	1,920	12,269	1,920
Other expense	1,089	—	3,385	—
Income before income taxes	1,221	12,001	14,905	54,563
Provision for (benefit from) income taxes	3,961	3,985	15,325	17,137
Net income (loss)	(2,740)	8,016	(420)	37,426
Unrealized gain (loss) on investments, net of tax	—	(12)	—	(5)
Net comprehensive income (loss)	$ (2,740)	$ 8,004	$ (420)	$ 37,421
Net income (loss) per share attributable to common shareholder:
Net income (loss) per share, basic and diluted	$ (0.04)	$ 0.12	$ (0.01)	$ 0.57
Weighted average number of common shares outstanding, basic	72,393,387	66,150,000	69,273,347	66,150,000
Weighted average number of common shares outstanding, diluted	72,393,387	66,150,000	69,273,347	66,150,000

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ (2,740)	$ 8,016	$ (420)	$ 37,426
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,324	6,805	30,356	26,104
Interest	47	—	525	—
Deferred income taxes	1,324	1,435	1,497	1,736
Share-based compensation	14,109	2,312	36,202	6,568
Changes in certain assets and liabilities:
Fees and other receivables, net	(112)	(198)	(727)	(1,449)
Receivable from related party	314	—	—	(130)
Other current assets	(391)	(1,813)	(1,852)	(1,024)
Accounts payable, accrued expenses and other liabilities	2,079	5,042	(8,893)	(4,167)
Income tax receivable and payable	(1,908)	(1,850)	(3,076)	(3,402)
Net cash provided by operating activities	21,046	19,749	53,612	61,662
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, LLC	(117)	—	(35,906)	—
Purchase of investments	(17)	—	(41)	(300)
Purchase of property and equipment	(541)	(1,224)	(1,882)	(2,034)
Purchase of computer software	(5,624)	(4,285)	(20,614)	(15,380)
Net cash used in investing activities	(6,299)	(5,509)	(58,443)	(17,714)
CASH FLOWS FROM FINANCING ACTIVITIES
Initial public offering proceeds	(142)	—	124,068	—
Payments on long-term debt	—	—	(126,250)	—
Capital distributions	—	(158,846)	—	(158,846)
Dividends paid	—	(75,000)	—	(75,000)
Proceeds from issuance of long-term debt	—	245,105	—	245,105
Net cash (used in) provided by financing activities	(142)	11,259	(2,182)	11,259
Net change in cash, cash equivalents, and restricted cash	14,605	25,499	(7,013)	55,207
Cash, cash equivalents, and restricted cash at beginning of period	90,736	86,855	112,354	57,147

Cash, cash equivalents, and restricted cash at end of period	$ 105,341	$ 112,354	$105,341	$112,354
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$ 4,333	$ 4,582	$16,116	$ 19,497
Interest paid	$ 1,652	$ 1,258	$11,728	$ 1,258

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income (loss), the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months and years ended December 31, 2019 and 2018 (unaudited).

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(2,740)			$8,016
Provision for income taxes			3,961			3,986
Interest income (loss)			(224)			(1,177)
Interest expense			1,702			1,920
Amortization/depreciation			8,324			6,804
EBITDA			11,023			19,549
Share-based compensation(1)	14,109		14,109	2,312		2,312
IPO readiness(2)		488	488	6	37	43
Reorganization and integration costs(3)	538	167	705	116	20	136
Acquisition expenses(4)	1,349	1,650	2,999			—
Debt acquisition cost write-down(5)			—			—
Adjusted EBITDA			$29,324			$22,040

	Year Ended December 31, 2019			Year Ended December 31, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(420)			$37,426
Provision for income taxes			15,325			17,137
Interest income (loss)			(2,510)			(2,433)
Interest expense			12,269			1,920
Amortization/depreciation			30,356			26,104
EBITDA			55,020			80,154
Share-based compensation(1)	36,202		36,202	6,568		6,568
IPO readiness(2)		3,323	3,323	158	1,024	1,182
Reorganization and integration costs(3)	1,369	286	1,655	891	150	1,041
Acquisition expenses(4)	4,874	6,518	11,392			—
Debt acquisition cost write-down(5)		2,296	2,296			—
Adjusted EBITDA			$109,888			$88,945

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and restricted stock award, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in both 2018 and 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to the acquisition of GFPC.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan. The repayment was considered a substantial modification and the debt was considered partially extinguished.

Set forth below is a reconciliation from net income (loss) margin, the most directly comparable GAAP financial measure, to adjusted EBITDA margin for the three months and years ended December 31, 2019 and 2018 (unaudited).

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018

(in thousands except for percentages)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(2,740)			$8,016
Net income (loss) margin			(2.5)%			8.2%
Provision for income taxes			3.6%			4.1%
Interest income			(0.2)%			(1.2)%
Interest expense			1.6%			2.0%
Amortization/depreciation			7.5%			7.0%
EBITDA margin			10.0%			20.1%
Share-based compensation(1)	12.7%		12.7%	2.4%		2.4%
IPO readiness(2)		0.4%	0.4%			—
Reorganization and integration costs(3)	0.4%	0.2%	0.6%	0.1%		0.1%
Acquisition expenses(4)	1.2%	1.5%	2.7%			—
Debt acquisition cost write-down(5)			—			—
Adjusted EBITDA margin			26.4%			22.6%

	Year Ended December 31, 2019			Year Ended December 31, 2018
(in thousands except for percentages)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(420)			$37,426
Net income (loss) margin			(0.1)%			10.3%
Provision for income taxes			3.6%			4.7%
Interest income			(0.6)%			(0.7)%
Interest expense			2.9%			0.6%
Amortization/depreciation			7.3%			7.2%
EBITDA margin			13.1%			22.1%
Share-based compensation(1)	8.7%		8.7%	1.8%		1.8%
IPO readiness(2)		0.8%	0.8%		0.3%	0.3%
Reorganization and integration costs(3)	0.3%	0.1%	0.4%	0.3%		0.3%
Acquisition expenses(4)	1.2%	1.6%	2.8%			—
Debt acquisition cost write-down(5)		0.5%	0.5%			—
Adjusted EBITDA margin			26.3%			24.5%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and restricted stock award, restricted stock unit and stock option grants to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in both 2018 and 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to the acquisition of GFPC.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan. The repayment was considered a substantial modification and the debt was considered partially extinguished.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income (loss), the most directly comparable GAAP financial measure, to adjusted net income for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(2,740)			$8,016
Acquisition-related amortization(1)		5,108	5,108		5,108	5,108
Expense adjustments(2)	1,888	2,305	4,193	119	58	177
Share-based compensation	14,109		14,109	2,313		2,313
Tax effect of adjustments(3)	(491)	(527)	(1,018)	(30)	(1,343)	(1,373)
Adjusted net income			$19,652			$14,241

	Year Ended December 31, 2019			Year Ended December 31, 2018
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Net income (loss)			$(420)			$37,426
Acquisition-related amortization(1)		20,432	20,432		20,432	20,432
Expense adjustments(2)	6,243	12,423	18,666	1,047	1,174	2,221
Share-based compensation	36,202		36,202	6,568		6,568
Tax effect of adjustments(3)	(1,623)	(7,142)	(8,765)	(272)	(5,617)	(5,889)
Adjusted net income			$66,115			$60,758

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization, as well as discrete tax adjustments unrelated to current year earnings.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:
Lexy Siegel

Group Gordon
lsiegel@groupgordon.com

SOURCE: AssetMark Financial Holdings, Inc.